Exhibit 99.1

Contact:	John Haudrich (investors), 314-656-5375
Brian Peura (investors), 314-656-5696
Tom Lange (media), 314-656-5369
Mylene Labrie (Canada), 514-864-5103
www.smurfit-stone.com

SMURFIT-STONE REPORTS STRONG SEQUENTIAL EARNINGS

IMPROVEMENT IN THIRD QUARTER 2007

•                  Adjusted net income nearly doubles from second quarter 2007

•                  $18 million quarterly incremental benefits from strategic initiatives

•                  $328 million debt reduction driven by sale of the Brewton mill

CREVE COEUR, Mo., and CHICAGO, October 24, 2007 – Smurfit-Stone Container Corporation (Nasdaq:  SSCC) today reported adjusted net income of $28 million, or $0.11 per diluted share, for the third quarter 2007. These results compare to adjusted net income of $15 million, or $0.06 per share, in the second quarter 2007 and $31 million, or $0.12 per share, in the prior year quarter.

Adjusted net income reflects adjustments to net income (loss) available to common stockholders, as detailed below. The third quarter 2007 net loss available to common shareholders was $96 million, or $0.38 per share. These results included the previously announced loss on the sale of the Brewton, AL mill of $97 million, or $0.38 per share, which reflected the allocation of $146 million of goodwill. Net proceeds from this transaction drove debt reduction of $328 million in the quarter.

	3Q 2007	2Q 2007	3Q 2006
Net income (loss) available to common stockholders per diluted share	$(0.38)	$(0.02)	$0.08
Loss on sale of assets	0.38
Non-cash foreign currency translation losses - Canadian Dollar	0.09	0.08
Restructuring charges	0.03	0.01	0.03
Other, net	(0.01)	(0.01)	0.01
Adjusted net income available to common stockholders per diluted share	$0.11	$0.06	$0.12

Sales for the third quarter were $1.89 billion, up 2.2 percent from the third quarter 2006.

Continued earnings improvement

Commenting on third quarter results, Patrick J. Moore, chairman and CEO, said, “Smurfit-Stone’s operating performance has consistently improved this year with third quarter adjusted net income nearly doubling from the second quarter. Prices increased across all of our major product lines for the second straight quarter. As planned, we made additional progress with our strategic initiatives program. The divestiture of our Brewton mill in the third quarter represented a major milestone in our restructuring efforts and helped drive further debt reduction.”

Solid execution contributed to improved operating performance

Third quarter operating highlights:

•      Segment operating profits improved $20 million sequentially to $182 million

•      100 percent containerboard mill operating rates

•      Average domestic linerboard price improved 1.6% sequentially

•      $97 million in capital investments primarily focused on cost reduction initiatives

•      $18 million incremental initiative benefits from the second quarter; 450 headcount reduction

Commenting on third quarter operations, Steven J. Klinger, president and COO, said, “Sound execution drove improved sequential operating results. Our mills ran full and we achieved our highest containerboard production since the start of our strategic program, despite several mill closures over the past two years. At the same time, we achieved record low third quarter containerboard inventory levels. Higher average containerboard prices reflected the early stages of our current price initiative. Box prices increased nearly 1 percent both year-over-year and sequentially. Container shipments were down 8 percent from the prior year, 5.3 percent due to continued efforts to rationalize box plants and improve margins by exiting unprofitable accounts. Benefits from our capital investment program, lower headcount, and box plant/mill closures in the second quarter resulted in higher initiative savings.”

Positive long-term earnings outlook

While the company expects significant price improvement in the fourth quarter, earnings will likely decrease sequentially due to seasonal and timing factors. Results will be impacted by significant additional mill maintenance downtime and associated costs, higher energy usage and wood fiber costs, and the impact from the Brewton mill sale. Commenting on the company’s outlook, Moore said, “Despite slightly lower anticipated fourth quarter earnings, we remain on track to achieve our longer term objectives. Our strategic initiatives program is on schedule to reduce costs $525 million by the end of 2008. These efforts, along with our $400 million incremental capital program, should drive continued margin and efficiency improvements at Smurfit-Stone.”

Smurfit-Stone management will discuss the company’s third quarter financial performance at 8:00am CT (9:00am ET) on Thursday, October 25, 2007, via a live webcast and teleconference. Participants can join the presentation by linking to the webcast through the investor page of the company’s website at www.smurfit-stone.com or by calling 415-537-1802 (no passcode) at least ten minutes prior to the commencement of the presentation. The presentation will be archived on the company’s website for subsequent viewing.

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Smurfit-Stone Container Corporation is the industry’s leading integrated manufacturer of paperboard and paper-based packaging products and service, and is one of the world’s largest paper recyclers. Smurfit-Stone is reshaping the world of packaging to drive profitable growth for our business and our customers’ businesses by delivering the strongest price-value equation in the marketplace. The company is a leading provider of custom, proprietary and standard automated packaging machines, offering customers turn-key installation, automation, line integration and packaging solutions. Smurfit-Stone is a member of the World Business Council for Sustainable Development and the Chicago Climate Exchange. The company generated revenue of $7.2 billion in 2006, has led the industry in safety every year since 2001, and conducts its business in compliance with the environmental, health, and safety principles of the American Forest & Paper Association.

This press release contains statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to changes in general economic conditions, continued pricing pressures in key product lines, seasonality and higher recycled fiber and energy costs, as well as other risks and uncertainties described in the company’s annual report on form 10-K for the year ended December 31, 2006, as updated from time to time in the company’s Securities and Exchange Commission filings. In

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this press release, certain non-U.S. GAAP financial information is presented. A reconciliation of that information to U.S. GAAP financial measures and additional disclosure regarding our use of non-GAAP financial measures are included in the attached schedules.

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SMURFIT-STONE CONTAINER CORPORATION

CONSOLIDATED BALANCE SHEETS

(In millions)

	September 30,	December 31,
	2007	2006
	(Unaudited)	(Restated)
		(Note 1)
Assets
Current assets
Cash and cash equivalents	$11	$9
Receivables, net	192	166
Retained interest in receivables sold (Note 2)	244	179
Inventories	530	538
Prepaid expenses and other current assets	42	34
Total current assets	1,019	926

Net property, plant and equipment	3,436	3,731
Timberland, less timber depletion	42	43
Goodwill	2,727	2,873
Other assets	181	204

	$7,405	$7,777

Liabilities and Stockholders’ Equity

Current liabilities
Current maturities of long-term debt	$12	$84
Accounts payable	584	542
Accrued compensation and payroll taxes	182	211
Interest payable	60	79
Income taxes payable	10	2
Current deferred taxes	2	2
Other current liabilities	143	147
Total current liabilities	993	1,067

Long-term debt, less current maturities	3,394	3,550
Other long-term liabilities	941	1,010
Deferred income taxes	326	371

Stockholders’ equity
Preferred stock	96	93
Common stock	3	3
Additional paid-in capital	4,061	4,040
Retained earnings (deficit)	(2,099)	(1,945)
Accumulated other comprehensive income (loss)	(310)	(412)
Total stockholders’ equity	1,751	1,779

	$7,405	$7,777

SMURFIT-STONE CONTAINER CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September, 30
	2007	2006	2007	2006
		(Restated)		(Restated)
		(Note 1)		(Note 1)

Net sales	$1,885	$1,844	$5,579	$5,338
Costs and expenses
Cost of goods sold	1,596	1,541	4,815	4,644
Selling and administrative expenses	158	165	486	508
Restructuring charges	11	13	45	35
(Gain) loss on disposal of assets	64		64	(24)
Income from operations	56	125	169	175
Other income (expense)
Interest expense, net	(73)	(78)	(220)	(266)
Loss on early extinguishment of debt	(1)		(29)	(28)
Other, net (Note 3)	(31)	(3)	(59)	(26)
Income (loss) from continuing operations before income taxes	(49)	44	(139)	(145)
(Provision for) benefit from income taxes	(44)	(18)	(8)	50
Income (loss) from continuing operations	(93)	26	(147)	(95)
Discontinued operations
Income from discontinued operations, net of income taxes of $9 for the nine months ended September 30, 2006				14
Loss on sale of discontinued operations, net of income tax benefit (provision) of $1 and ($174) for the three and nine months ended September 30, 2006		(2)		(3)
Net income (loss)	(93)	24	(147)	(84)
Preferred stock dividends and accretion	(3)	(3)	(9)	(9)
Net income (loss) available to common stockholders	$(96)	$21	$(156)	$(93)

Basic and diluted earnings per common share
Income (loss) from continuing operations	$(0.38)	$0.09	$(0.61)	$(0.41)
Discontinued operations				0.06
Loss on sale of discontinued operations		(0.01)		(0.01)
Net income (loss) available to common stockholders	$(0.38)	$0.08	$(0.61)	$(0.36)

Weighted average shares outstanding	256	255	256	255

SMURFIT-STONE CONTAINER CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Nine Months Ended
	September 30,
	2007	2006
		(Restated)
		(Note 1)
Cash flows from operating activities
Net loss	$(147)	$(84)
Adjustments to reconcile net loss to net cash provided by operating activities
Gain on disposition of discontinued operations		(171)
Loss on early extinguishment of debt	29	28
Depreciation, depletion and amortization	272	288
Amortization of deferred debt issuance costs	6	7
Deferred income taxes	(3)	100
Pension and postretirement benefits	(58)	(2)
(Gain) loss on disposal of assets	64	(24)
Non-cash restructuring charges	8	16
Non-cash stock-based compensation	16	18
Non-cash foreign currency losses	47	12
Change in current assets and liabilities, net of effects from acquisitions and dispositions
Receivables and retained interest in receivables sold	(83)
Inventories	2	27
Prepaid expenses and other current assets	2	10
Accounts payable and accrued liabilities	(4)	(97)
Interest payable	(19)	(25)
Other, net	2	17

Net cash provided by operating activities	134	120

Cash flows from investing activities
Expenditures for property, plant and equipment	(268)	(198)
Proceeds from property disposals and sale of businesses	399	956

Net cash provided by investing activities	131	758

Cash flows from financing activities
Proceeds from long-term debt	675
Net repayments of long-term debt	(904)	(848)
Debt repurchase premiums	(23)	(24)
Preferred dividends paid	(6)	(6)
Proceeds from exercise of stock options	2	2
Deferred debt issuance costs	(7)

Net cash used for financing activities	(263)	(876)

Increase in cash and cash equivalents	2	2
Cash and cash equivalents
Beginning of period	9	5

End of period	$11	$7

Note 1. Restatement of Prior Period Financial Statements

As disclosed in the second quarter of 2007, the Company determined that net benefits from income taxes previously recognized on non-cash foreign currency translation losses from 2000 to 2006 should not have been recognized under Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.” As reflected in the financial statements included in this release, the Company has restated its prior years’ financial statements for the correction of this error. Because the errors were not material to any prior years’ financial statements, the revisions to prior periods will be presented in future filings, including Form 10-Q for the quarter ended September 30, 2007 and Form 10-K for the years ended December 31, 2003 through 2006.

As previously disclosed, effective January 1, 2007, the Company adopted the Financial Accounting Standards Board Staff Position No. AUG AIR-1 “Accounting for Planned Major Maintenance Activities.”  The new standard does not impact the Company’s annual 2006 financial statements; however, the impact of the required retrospective adoption on the Company’s previously reported 2006 net loss available to common stockholders for the nine months ended September 30, 2006 is income of $5 million.

For the three and nine months ended September 30, 2006, the above described adjustments had the following impact on net income (loss) available to common stockholders:

(In millions)	As Previously Reported	Income Tax Adjustments	Major Maintenance Adjustment	As Restated
Three months ended September 30, 2006	$15	$—	$6	$21
Nine months ended September 30, 2006	(93)	(5)	5	(93)

Note 2. Retained Interest in Receivables Sold

At September 30, 2007 and December 31, 2006, $697 million and $590 million, respectively, of receivables had been sold under two accounts receivable programs, of which the company retained a subordinated interest. The off-balance sheet Stone Receivables Corporation debt and funding received from the Canadian accounts receivable program totaled $460 million and $448 million, respectively, as of those dates. See our Annual Report on Form 10-K for the year ended December 31, 2006 for further description of these programs.

Note 3. Other, Net

For 2007, non-cash foreign currency translation losses were $22 million for the third quarter and $47 million year-to-date. For 2006, non-cash foreign currency translation losses were an insignificant amount for the third quarter and $12 million year-to-date.

SMURFIT-STONE CONTAINER CORPORATION

SELECTED FINANCIAL HIGHLIGHTS

(In millions, except per share data)

(Unaudited)

	2007				2006 - Restated
	1st Qtr	2nd Qtr	3rd Qtr	Year-to-date	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year

Net sales	$1,824	$1,870	$1,885	$5,579	$1,729	$1,765	$1,844	$1,819	$7,157

Containerboard and corrugated containers segment operating profit (Note 1,2)	$102	$162	$182	$446	$29	$140	$198	$155	$522
Interest expense, net	(74)	(73)	(73)	(220)	(92)	(96)	(78)	(75)	(341)
Corporate expenses	(44)	(46)	(44)	(134)	(46)	(47)	(41)	(43)	(177)
Other expenses, net	(70)	(47)	(114)	(231)	(6)	(71)	(35)	(2)	(114)
Pre-tax income (loss) from continuing operations	$(86)	$(4)	$(49)	$(139)	$(115)	$(74)	$44	$35	$(110)

Net income (loss) available to common stockholders	$(55)	$(5)	$(96)	$(156)	$(64)	$(50)	$21	$22	$(71)
Net income (loss) available to common stockholders per diluted share	$(0.21)	$(0.02)	$(0.38)	$(0.61)	$(0.25)	$(0.20)	$0.08	$0.09	$(0.28)

Adjusted net income (loss) per diluted share	$(0.09)	$0.06	$0.11	$0.08	$(0.29)	$(0.04)	$0.12	$0.06	$(0.15)
Adjusted EBITDA	$135	$206	$217	$558	$82	$193	$231	$201	$707

Depreciation, Depletion and Amortization	$88	$93	$91	$272	$100	$99	$89	$89	$377
Capital expenditures	$96	$75	$97	$268	$56	$83	$59	$76	$274

Pension contributions	$31	$36	$48	$115	$18	$45	$47	$37	$147

Total reported debt	$3,739	$3,734	$3,406	$3,406	$4,719	$3,815	$3,723	$3,634	$3,634

Note 1:   Effective April 1, 2007, results for the Reclamation operation have been combined with the Containerboard & Corrugated Container Segment. All periods presented have been restated to conform to the current presentation.

Note 2:   Effective January 1, 2007, the Company adopted the new pronouncement for accounting for planned major maintenance activities, which requires retrospective application to all financial statements presented. The following is the impact by quarter for 2006:

	2006
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year

Restatement for Major Maintenance Activities:
Pretax income (loss)	$(1)	$—	$10	$(9)	$—
Net income (loss)	$(1)	$—	$6	$(5)	$—

SMURFIT-STONE CONTAINER CORPORATION

STATISTICAL INFORMATION

	2007				2006
	1st Qtr	2nd Qtr	3rd Qtr	Year-to-date	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year

Containerboard System
North American Mill Operating Rates (Containerboard Only)	97.1%	98.1%	100.0%	99.0%	96.9%	100.0%	100.0%	100.0%	99.8%

North American Containerboard Production - M Tons	1,813	1,851	1,893	5,557	1,771	1,860	1,888	1,883	7,402
Year over Year Avg. Domestic Linerboard Price Change	12.8%	3.1%	-0.2%	4.3%	-0.5%	9.9%	25.8%	24.5%	14.8%
Sequential Avg. Domestic Linerboard Price Change	-0.3%	0.6%	1.6%	N/A	10.1%	10.1%	5.0%	-2.2%	N/A

Pulp Production - M Tons	145	134	149	428	145	136	151	132	564
SBS/Bleached Board Production - M Tons	78	82	76	236	72	77	81	83	313
Kraft Paper Production - M Tons	46	47	39	132	54	47	51	47	199

Corrugated Containers
North American Shipments - BSF	19.0	18.9	18.5	56.4	20.2	20.2	19.8	19.3	79.5
Per Day North American Shipments -MMSF	296.7	299.3	293.7	296.6	315.1	320.9	319.4	321.4	319.1
Year over Year Avg. Corrugated Price Change	6.9%	3.3%	0.6%	3.5%	-2.5%	3.5%	9.7%	10.4%	5.2%
Sequential Avg. Corrugated Price Change	0.1%	0.7%	0.3%	N/A	3.3%	4.3%	3.0%	-0.5%	N/A

Fiber Reclaimed and Brokered - M tons	1,721	1,679	1,688	5,088	1,666	1,630	1,644	1,674	6,614

SMURFIT-STONE CONTAINER CORPORATION

EBITDA, As Defined Below

(In millions)

(Unaudited)

	2007				2006 - Restated
	1st Qtr	2nd Qtr	3rd Qtr	Year-to-date	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year

Loss from continuing operations	$(52)	$(2)	$(93)	$(147)	$(71)	$(50)	$26	$25	$(70)
Benefit from income taxes	(34)	(2)	44	8	(44)	(24)	18	10	(40)
Income from discontinued operations before income taxes	—	—	—	—	16	7	—	—	23
Interest expense, net	74	73	73	220	92	96	78	75	341
Depreciation, depletion and amortization	88	93	91	272	100	99	89	89	377
EBITDA	76	162	115	353	93	128	211	199	631
Receivables discount expense	7	9	7	23	5	8	7	7	27
Restructuring charges	24	10	11	45	9	13	13	8	43
Non-cash foreign currency (gain)/loss	5	20	22	47	(2)	14	—	(13)	(1)
Loss on early extinguishment of debt	23	5	1	29	—	28	—	—	28
(Gain) loss on sale of assets	—	—	64	64	(23)	(1)	—	—	(24)
Pension curtailment	—	—	(3)	(3)	—	—	—	—	—
Other (Note 1)	—	—	—	—	—	3	—	—	3
Adjusted EBITDA	$135	$206	$217	$558	$82	$193	$231	$201	$707

Note 1:  Income from discontinued operations before income taxes for the three and six months ended June 30, 2006 includes $3 million of expenses related to the sale of the Consumer Packaging segment.

“EBITDA” is defined as net loss before benefit from income taxes, interest expense, net and depreciation, depletion and amortization. “Adjusted EBITDA” is defined as EBITDA adjusted as indicated above. EBITDA and Adjusted EBITDA are non-GAAP financial measures. See disclosure below regarding the use of non-GAAP financial measures.

SMURFIT-STONE CONTAINER CORPORATION

ADJUSTED NET INCOME (LOSS) PER DILUTED SHARE

(In Millions, Except Per Share Data)

(Unaudited)

	2007				2006 - Restated
	1st Qtr	2nd Qtr	3rd Qtr	Year-to-date	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year

Net income (loss) available to common stockholders (GAAP)	$(55)	$(5)	$(96)	$(156)	$(64)	$(50)	$21	$22	$(71)
Loss on early extinguishment of debt, net of income taxes.	14	3	—	17	—	17	—	—	17
Non-cash foreign currency (gains)/losses..	5	20	22	47	(2)	14	—	(13)	(1)
(Gain) loss on sale of assets, net of income tax/ loss on sale of discontinued operations	—	—	97	97	(14)	2	2	—	(10)
Restructuring charges, net of income taxes	14	1	7	22	5	8	8	5	26
Pension curtailment, net of income taxes	—	—	(2)	(2)	—	—	—	—	—
Resolution of a prior year income tax matter	—	(4)	—	(4)	—	—	—	—	—
Adjusted net income (loss) available to common stockholders (Note 1)	$(22)	$15	$28	$21	$(75)	$(9)	$31	$14	$(39)

	2007				2006 - Restated
	1st Qtr	2nd Qtr	3rd Qtr	Year-to-date	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year

Net income (loss) per diluted share available to common stockholders (GAAP)	$(0.21)	$(0.02)	$(0.38)	$(0.61)	$(0.25)	$(0.20)	$0.08	$0.09	$(0.28)
Loss on early extinguishment of debt..	0.05	0.01	—	0.07	—	0.07	—	—	0.07
Non-cash foreign currency (gains)/losses.	0.02	0.08	0.09	0.18	(0.01)	0.06	—	(0.05)	—
(Gain) loss on sale of assets/ loss on sale of discontinued operations	—	—	0.38	0.38	(0.05)	—	0.01	—	(0.04)
Restructuring charges	0.05	0.01	0.03	0.09	0.02	0.03	0.03	0.02	0.10
Pension curtailment	—	—	(0.01)	(0.01)	—	—	—	—	—
Resolution of a prior year income tax matter.	—	(0.02)	—	(0.02)	—	—	—	—	—
Adjusted net income (loss) per diluted share available to common stockholders (Note 1)	$(0.09)	$0.06	$0.11	$0.08	$(0.29)	$(0.04)	$0.12	$0.06	$(0.15)

Note 1: Exclusive of loss on early extinguishment of debt, non-cash foreign currency (gain) loss, (gain) loss on sale of assets/loss on sale of discontinued operations, restructuring charges, pension curtailment and resolution of a prior year income tax matter. Adjusted net income (loss) available to common stockholders and adjusted net income (loss) per diluted share available to common stockholders are non-GAAP financial measures. See disclosure below regarding the use of non-GAAP financial measures.

SMURFIT-STONE CONTAINER CORPORATION

NON-GAAP FINANCIAL MEASURES

We measure our performance primarily through our operating profit. In addition to our audited consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), management uses certain non-GAAP financial measures, including “EBITDA,” “adjusted EBITDA” and “adjusted net income (loss) per diluted share available to common stockholders” to measure our operating performance. We provide a definition of the components of these measurements and reconciliation to the most directly comparable GAAP financial measure.

These non-GAAP measures are considered by our Board of Directors and management as a basis for measuring and evaluating our overall operating performance. They are presented to enhance an understanding of our operating results and are not intended to represent cash flow or results of operations. The use of these non-GAAP measures provides an indication of our ability to service debt and we consider them appropriate measures to use because of our highly leveraged position. We believe these non-GAAP measures are useful in evaluating our operating performance compared to other companies in our industry, and are beneficial to investors, potential investors and other key stakeholders, including analysts and creditors who use these measures in their evaluations of our performance.

EBITDA has certain material limitations associated with its use as compared to net income. These limitations are primarily due to the exclusion of certain amounts that are material to our consolidated results of operations, such as interest expense, income tax expense and depreciation and amortization. In addition, EBITDA may differ from the EBITDA calculations of other companies in our industry, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered a measure of discretionary cash available to us to invest in our business and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and adjusted EBITDA only as supplemental measures of our operating results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial statements prepared in accordance with GAAP. The EBITDA presentation includes a reconciliation to net income which we believe is clear and useful to our stakeholders. A further reconciliation to adjusted EBITDA excludes certain unusual or non-recurring items, and presents a more accurate picture of our operating performance.

We use adjusted EBITDA to provide meaningful supplemental information regarding our operating performance and profitability by excluding from EBITDA certain unusual or nonrecurring items that we believe are not indicative of our ongoing operating results as follows:

•                  Loss on Early Extinguishment of Debt – which represents unamortized deferred debt issuance cost or call premiums charged to expense in connection with our financing activities.

•                  Non-Cash Foreign Currency Gain or Loss – which is recorded in connection with fluctuations in the Canadian dollar. The functional currency for our Canadian operations is the U.S. dollar. Fluctuations in Canadian dollar-denominated monetary assets and liabilities result in non-cash gains or losses.

•                  Gain or Loss on Sale of Assets – which occur on an infrequent basis.

•                  Receivables Discount Expense – which is recorded in connection with our accounts receivable securitization program and is considered a financing activity similar to interest expense that is added back in our presentation of adjusted EBITDA in a manner consistent with our interest expense.

•                  Restructuring Charges – which consist primarily of facility closures and other headcount reductions. A significant amount of these restructuring charges are non-cash charges related to the write-down of property, plant and equipment to estimated net realizable value. We exclude these restructuring charges to more clearly reflect our ongoing operating performance.

•                  Pension Curtailment – which occur on an infrequent basis.

We also use the non-GAAP measure “adjusted net income (loss) per diluted share available to common stockholders.”  Management believes this non-GAAP financial measure provides investors, potential investors, security analysts and others with useful information to evaluate the performance of the business because it excludes gains and losses and charges that management believes are not indicative of the ongoing operating results of the business. In addition, this non-GAAP financial measure is used by management to evaluate our operating performance for the same reasons as detailed above in the description of the related components excluded from EBITDA to arrive at adjusted EBITDA.